Exhibit 99.6

FORM OF BENEFICIAL HOLDER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the distribution in a rights offering (the “Rights Offering”) by BIOLASE, Inc. (the “Company”) to the holders of record of its common stock, par value $0.001 (the “Common Stock”), as of 5:00 p.m., Eastern Time, on [●], 2017, at no charge, of non-transferable subscription rights (the “Rights”) to subscribe for and purchase shares of Common Stock at a subscription price of $[●] per share (the “Subscription Price”). Each Right gives the holder thereof the right to purchase from the Company [●] shares of Common Stock (the “Basic Subscription Right”) at the Subscription Price of $[●] per share as described in the Company’s Prospectus, dated [●], 2017 (the “Prospectus”). In addition, holders of Rights who purchase all of the shares of Common Stock available to them pursuant to their Basic Subscription Right may also choose to subscribe (the “Over-Subscription Privilege”), at the same Subscription Price of $[●] per share, for a portion of any shares of Common Stock that other holders of Rights do not purchase through the exercise of their Basic Subscription Rights (the “Over-Subscription Shares”). The Company will not issue fractional shares or cash in lieu of fractional shares in the Rights Offering. Instead, fractional shares resulting from the exercise of Basic Subscription Rights or the Over-Subscription Privilege will be eliminated by rounding down to the nearest whole share.

With respect to any instructions to exercise (or not to exercise) Rights, the undersigned acknowledges that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., Eastern Time, on [●], 2017, the [●] business day prior to [●], 2017, the scheduled expiration date of the Rights Offering.

This will instruct you, as nominee, whether to exercise Rights held by you to purchase shares of Common Stock for the account of the undersigned pursuant to the terms of the Rights Offering and subject to the conditions set forth in the Prospectus, and the related “Instructions for Use of Subscription Rights Certificate.”

Box 1. [ ] Please DO NOT EXERCISE RIGHTS for shares of Common Stock.

Box 2. [ ] Please EXERCISE RIGHTS for shares of Common Stock as set forth below.

Basic Subscription Rights

The undersigned elect(s) to exercise:		x	[●]	=
	(Number of Rights)		(Subscription Ratio)	(Number of Shares, Rounded Down to Nearest Whole Share)

Therefore, I apply for:		x	$[●]	=
	(Number of Shares)		(Subscription Price)	(Payment Enclosed)

Over-Subscription Privilege

If you fully exercise your Basic Subscription Rights, you may subscribe for a portion of any Over-Subscription Shares.

Therefore, I apply for:		x	$[●]	=
	(Number of Over - Subscription Shares)		(Subscription Price)	(Payment Enclosed)

Total Payment Required

	x	$[●]	=
(Payment Enclosed for Basic Subscription Rights)		(Payment Enclosed for Over - Subscription Privilege)	(Total Payment Enclosed)

Box 3. [ ] Payment in the following amount is enclosed $     .

Box 4. [ ] Please deduct payment from the following account maintained by you as follows:

Type of Account:

Account No.:

Amount to be Deducted:

The total of the amounts reflected in Box 3 and 4 must equal the “Total Payment Enclosed” specified under Box 2 above.

I (we) on my (our) behalf, or on behalf of any person(s) on whose behalf, or under whose direction, I am (we are) signing this form:

[ ]	represent and warrant that I am a (we are) resident(s) of the United States of America or, if I am (we are) not, I (we) have provided evidence satisfactory to BIOLASE, Inc. that the exercise of my (our) Rights does not violate the laws of my (our) jurisdiction;

[ ]	irrevocably elect to purchase the number of shares of Common Stock indicated above on the terms and subject to the conditions set forth in the Prospectus;

[ ]	agree that if I (we) fail to pay for the shares I (we) have elected to purchase, you may exercise any remedies available under law.

Name(s):

Signature(s):

Address(es):

Telephone Numbers(s):

Date:

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or otherwise acting in a fiduciary or representative capacity, your signature must be Medallion Signature Guaranteed. Please also provide the following information:

Name:

Capacity:

Address (including Zip Code):